Exhibit 10(h)

PROMISSORY NOTE

$3,030,000.00	Lakeland, Florida
Effective as of March 31st, 2016

FOR VALUE RECEIVED, AKM INVESTMENTS, LTD., a Florida limited partnership (referred to below as the “Maker”), promises to pay to the order of NOBILITY PARKS II, LLC, a Florida limited liability company (referred to below as the “Payee”), at 3741 S.W. 7th Street, Ocala, Florida 34474 or at such other address as the then-current holder or holders of this Promissory Note (“Note”) may designate from time to time in writing, the principal sum of THREE MILLION THIRTY THOUSAND AND 00/100 DOLLARS ($3,030,000.00), plus interest on the unpaid principal balance from the date hereof until paid in full at the Interest Rate (as defined below), in accordance with the following schedule:

On January 1, 2017, Maker shall pay to the Payee FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($500,000.00);

On July 1, 2017, Maker shall pay to the Payee FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($500,000.00);

On January 1, 2018, Maker shall pay to the Payee FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($500,000.00);

On July 1, 2018, Maker shall pay to the Payee FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($500,000.00); and

On July 1, 2019, Maker shall pay in full the unpaid principal together with all accrued and unpaid interest.

As used herein, the term “Interest Rate” shall mean three percent (3%) per annum. Interest shall accrue on the outstanding principal balance of this Note at the Interest Rate.

All payments made hereunder shall be applied first to the principal balance remaining unpaid from time to time, with the remainder of each payment to be applied to payment of interest.

The Maker shall have the privilege and option, to pay off the entire principal balance remaining unpaid, or any part thereof.

The following shall be “events of default” under this Note and the terms “events of default” or “default” shall mean, whenever used in this Note, any one or more of the following events:

(i) If any installment of principal and interest provided for above shall not be paid promptly when the same becomes due and if such failure continues for a period of more than fifteen (15) days after Maker’s receipt of written notice from the then-current holder or holders of this Note demanding payment of the same; or

(ii) If the Maker files a petition in bankruptcy or for reorganization or for an arrangement pursuant to any present or future federal bankruptcy act or under any similar federal or state law, or is adjudicated as bankrupt or insolvent or makes an assignment for the benefit of creditors or admits in writing the Maker’s inability to pay the Maker’s debts generally as they become due, or if a petition or answer proposing the Maker’s adjudication as a bankrupt or the Maker’s reorganization under any present or future federal bankruptcy act or any similar federal or state law is filed in any court and such petition or answer is not discharged or denied within ninety (90) days after the filing thereof, or a receiver, trustee, or liquidator of all or a substantial portion of the Maker’s properties and assets is appointed in any proceeding and is not discharged within ninety (90) days after such appointment or if the Maker consents to or acquiesces in such appointment.

It is understood and agreed by the Maker that upon the occurrence of any event of default, the entire unpaid principal sum evidenced by this Note, together with all interest accrued thereon, shall, at the option of the then-current holder or holders of this Note, become due and payable and may be collected forthwith upon the delivery to the Maker of notice demanding payment by the then-current holder or holders of this Note. Furthermore, it is understood and agreed that the failure of the holder or holders of this Note to exercise the foregoing right of acceleration, or any indulgence granted from time to time, shall in no event be construed as a waiver of such right of acceleration or estop the holder or holders of this Note from thereafter exercising such right.

Except as expressly provided in this Note, the Maker hereby waives demand, notice of dishonor, presentment and protest.

The Maker acknowledges and agrees that all remedies available to the holder or holders of this Note shall be cumulative and that none is exclusive, and that all such remedies may be exercised concurrently or consecutively at the option of the holder or holders of this Note.

The Maker promises and agrees to pay all reasonable costs and expenses of collection incurred by the holder or holders of this Note in enforcing this Note, including, without limitation, reasonable attorneys’ fees at the pretrial level, the trial level and in connection with all appellate proceedings.

This Note shall be governed as to validity, interpretation, construction, effect, and in all other respects by the laws of the State of Florida.

The Maker acknowledges and confirms that the proper, exclusive and convenient venue for any legal proceeding instituted in connection with this Note shall be Polk County, Florida, and the Maker hereby waives any defense, whether asserted by motion or pleading, that Polk County, Florida, is an improper or inconvenient venue, and the Maker hereby consents to the personal jurisdiction of any Court of competent jurisdiction located in Polk County, Florida, regardless of the Maker’s then residence or domicile.

Notwithstanding any contrary provision contained in this Note, the amount of any installment of principal or of any installment of interest or of any installment of both principal and interest, whichever is applicable, which is not paid when due, or within the grace period specified herein, shall bear interest from the last day of such grace period until paid in full at the then maximum lawful rate.

In no event shall the interest charged under this Note be in excess of the legal maximum rate of interest (if any) allowed by applicable law, as such applicable law now exists or as such applicable law may be changed in the future, and, in the event that interest is charged at a rate in excess of the maximum rate allowed, any excess sums collected hereunder shall be applied as a reduction of principal, it being the intent of the Maker and the Payee that the Maker shall pay no more and the Payee shall collect no more than the sums allowed using a lawful rate of interest.

Any notice, request, demand, consent, approval, instruction or other communication required or permitted under this Note (collectively a “notice”) shall be in writing and shall be sufficiently given if delivered in person, sent by telex or telecopier, sent by a reputable overnight courier service or sent by registered or certified mail, postage prepaid, as follows:

a.	If to the Maker:	AKM INVESTMENTS, LTD.
Attn: Benjamin D.E. Falk
500 South Florida Ave., Suite 700
Lakeland, FL 33801
Telephone: (863) 647-1591
Facsimile: (863) 647-3992

b.	If to the Payee:	NOBILITY PARKS II, LLC
Attn: Terry E. Trexler
3741 S.W. 7th Street
Ocala, FL 34472
Telephone: (352) 732-5157
Facsimile: (352)732-3711

Any notice which is delivered personally in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party (or by such party’s agent for notices hereunder). Any notice which is addressed and mailed in the manner herein provided shall be presumed to have been duly delivered to the party to whom it is addressed at the close of business, local time of the recipient, on the fifth day after the date it is so placed in the mail. Any notice which is telexed or telecopied in the manner provided herein shall be presumed to have been duly delivered to the party to whom it is directed upon confirmation of successful delivery of such telex or telecopy. Any notice which is sent by a reputable overnight courier service in the manner provided herein shall be presumed to have been duly delivered to the party to which it is addressed at the close of business on the next day after the day it is deposited with such courier service. Any person wishing to change the person or address to whom notices are to be given under this Note may do so by complying with the foregoing notice provisions.

SIGNATURE PAGE OF MAKER TO IMMEDIATELY FOLLOW:

IN WITNESS WHEREOF, the Maker has caused this Note to be executed by its undersigned officer duly authorized as of the date of this Note specified above.

Signed in the presence of the following two witnesses:

/s/ Benjamin D.E. Falk		AKM INVESTMENTS, LTD., a Florida Limited Partnership

Print Name:	Benjamin D.E. Falk	By:	TLCM, LLC, a Florida limited liability company, its General Partner

/s/ Bridget Ebdrup

Print Name:	Bridget Ebdrup		By:	/s/ William D. Drost
William D. Drost, its Vice President